EXHIBIT 10.45

VERISITY LTD.

2000 EMPLOYEE SHARE PURCHASE PLAN

AMENDED AND RESTATED OCTOBER 29, 2002

1.    Purpose.    The purpose of the Plan is to provide employees of the Company with an opportunity to purchase Ordinary Shares of the Company through accumulated payroll deductions. In light of the substantial anticipated participation of United States employees, it is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the United States Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a)  “Board” shall mean the board of directors of the Company or any committee appointed pursuant to Section 14.

(b)  “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(c)  “Company” shall mean Verisity Ltd., an Israeli corporation, and any Designated Subsidiary of the Company.

(d)  “Compensation” shall mean all gross earnings including commissions, bonuses, payments for overtime, shift premium, incentive compensation, incentive payments, and other compensation.

(e)  “Designated Subsidiary” shall mean Verisity Design, Inc., a California corporation, and any other Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(f)  “Employee” shall mean any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship, for purposes of this Plan, shall be deemed to have terminated on the 91st day of such leave.

(g)  “Enrollment Date” shall mean the first day of each Offering Period.

(h)  “Exercise Date” shall consist of four days in each Offering Period. For Offering Periods beginning on the first Trading Day on or after November 1, the four

Exercise Dates are the last Trading Day in the period ending on (i) April 30 approximately six months later, (ii) October 31 approximately one year later; (iii) April 30 approximately 18 months later; and (iv) October 31 approximately 24 months later. For Offering Periods beginning on the first Trading Day on or after May 1, the four Exercise Dates are the last Trading Day in the period ending on (i) October 31 approximately six months later; (ii) April 30 approximately one year later; (iii) October 31 approximately 18 months later; and (iv) April 30 approximately 24 months later year. For the purpose of determining the Exercise Dates for the initial Offering Period under this Plan, the first Exercise Date shall be June 29, 2001, the second Exercise Date shall be November 28, 2001, and thereafter the Exercise Dates shall be determined as if such initial Offering Period commences on November 1, 2000 thus the last Exercise Date of that Offering Period will be the last Trading Day in the period ending on October 31, 2002. For the purpose of determining the Exercise Dates for the Offering Period beginning July 2, 2001, the first Exercise Date shall be November 28, 2001, and thereafter the Exercise Dates shall be determined as if such Offering Period commences on May 1, 2001, thus the last Exercise Date of that Offering Period will be the last Trading Day in the period ending on April 30, 2003. For the purpose of determining the Exercise Dates for the Offering Period beginning on November 29, 2001, the Exercise Dates shall be determined as if such Offering Period commences on the first Trading Day on or after November 1, 2001, thus the last Exercise Date of that Offering Period will be the last Trading Day in the period ending on October 31, 2003.

(i)  “Fair Market Value” shall mean, as of any date, the value of Ordinary Shares determined as follows:

(i)  If the Ordinary Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market, their Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of such determination (or, if such date is not a Trading Day, then on the first Trading Day immediately prior to such date), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(ii)  If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean of the closing bid and asked prices for the Ordinary Shares on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)  In the absence of an established market for the Ordinary Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

(iv)  For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Ordinary Shares (the “Registration Statement”).

(j)  “New Exercise Date” shall have the meaning set out in Section 19(b).

(k)  “Ordinary Shares” shall mean the ordinary shares of Verisity Ltd.

(l)  “Offering Period” shall mean overlapping periods of approximately twenty four (24) months commencing (i) on the first Trading Day on or after each November 1 during the term of this Plan and terminating on the last Trading Day in the period ending October 31 the second following year, and (ii) on the first Trading Day on or after each May 1 during the term of this Plan and terminating on the last Trading Day in the period ending April 30 the second following year; provided, however, that (i) the initial Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and shall terminate on the last Trading Day on or before October 31, 2002; (ii) the second Offering Period shall begin on July 2, 2001 and shall terminate on the last Trading Day in the period ending on April 30, 2003; and (iii) the third Offering Period shall begin on November 29, 2001 and shall terminate on the last Trading Day in the period ending on October 31, 2003. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan. Notwithstanding anything in this Plan to the contrary, if on any Exercise Date in an Offering Period, the Fair Market Value of the Ordinary Shares is less than the Fair Market Value of the Ordinary Shares on the Enrollment Date of such Offering Period, the Offering Period shall terminate on the day after such Exercise Date. All Participants in such terminated Offering Period shall be automatically enrolled in the Offering Period that is then immediately commencing.

(m)  “Participant” shall mean an eligible Employee who has completed and filed an enrollment form at the time and in the manner required by the Company for participation in the Plan.

(n)  “Plan” shall mean the Verisity Ltd. 2000 Employee Share Purchase Plan.

(o)  “Purchase Price” shall mean an amount equal to 85 percent of the Fair Market Value of an Ordinary Share on the Enrollment Date or on each Exercise Date during an Offering Period, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(p)  “Reserves” shall mean the number of Ordinary Shares covered by each option under the Plan which have not yet been exercised and the number of Ordinary Shares which have been authorized for issuance under the Plan but not yet placed under option.

(q)  “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary of the Company, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary of the Company.

(r)  “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq National Market are open for trading.

3.    Eligibility.

(a)  Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b)  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital shares of the Company and/or hold outstanding options to purchase such shares possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital shares of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase shares under the Plan (and all other employee share purchase plans of the Company and its Subsidiaries) accrues at a rate which exceeds Twenty-Five Thousand United States Dollars (US$25,000) worth of shares (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods.    The Plan shall be implemented through Offering Periods. The Board shall have the power to change the duration of future Offering Periods (including the commencement dates thereof) without shareholder approval if such change is announced at least five (5) days prior to the beginning (or previously scheduled beginning, if earlier) of the first Offering Period to be affected.

5. Participation.

(a)  All eligible Employees are automatically enrolled in the Plan at the time of its adoption. To confirm his or her level of participation, each automatic enrollee shall file an enrollment form substantially in the form of Exhibit A to this Plan by whichever is the latest of: (i) January 1, 2001; (ii) 30 days after the first day of the initial Offering Period under this Plan; or (iii) 15 days after the securities authority in such automatic enrollee’s jurisdiction of residence has granted the Company approval under or an exemption from the provisions of the local securities law in connection with the Plan (to the extent such exemption is legally required and provided that the Company has applied to receive such exemption on or before April 5, 2001), but in no event after April 30, 2001, and provided however that payroll deductions for an automatic enrollee who has confirmed his or her level of participation as per the above on or after April 25, 2001, shall commence on the second payroll following the Enrollment Date. In addition to the automatic enrollees, all other eligible Employees may become Participants in the Plan by completing these enrollment forms and filing such forms with the Company’s payroll office at least ten days prior to the applicable Enrollment Date, or at such other time (prior to the applicable Enrollment Date) as designated by the Administrator. A Participant’s enrollment form shall remain in effect automatically for each successive Offering Period commencing at the end of the Participant’s prior Offering Period unless such enrollment is terminated as provided in Section 10.

(b) Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 or otherwise as set forth in Section 6.

6.    Payroll Deductions.

(a)  Employees who have been automatically enrolled at the time of the Plan’s initial adoption will not be subject to payroll deductions (until the filing of the enrollment form described above). At the time a Participant files his or her enrollment form (including an Employee who was automatically enrolled), he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. Payroll deductions shall be made after taxes, even though the amount of each Participant’s deduction shall be based on pretax income.

(b)  All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not elect to have payroll deductions in a percentage amount other than a whole number and may not elect to make any additional payments into such account.

(c)  A Participant (including an automatic enrollee under Section 5(a)) may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period, by completing and filing with the Company a revised enrollment form. The Board may, in its discretion, limit the number of Participant rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new enrollment form unless the Board elects to process a given change in participation more quickly.

(d)  Under Section 8 (Exercise of Options), any Excess Withholdings shall be retained in the Participant’s account for the subsequent Exercise Date, unless Participant requests that such Excess Withholdings be returned in whole or in part to the Participant, the request to be made in writing with the Company and in accordance with any procedures or forms established by the Company for this purpose. The Board may, in its discretion, limit the frequency with which Participants may make such requests for return of Excess Withholdings, provided that any such limitation will be applied equally to all Participants.

(e)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a Participant’s payroll deductions may be decreased to a smaller integer percentage including to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s enrollment form on the date following an Exercise Date provided that the subsequent Exercise Date is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)  At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Ordinary Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Ordinary Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Ordinary Shares by the Participant. Notwithstanding the foregoing, the Company’s duty to perform its obligations under this Plan are conditional upon the Participant making provision to satisfy his or her applicable tax obligations and/or liability in a manner that is acceptable to the Company.

7.    Grant of Option.    On the Enrollment Date of each Offering Period, each Participant shall be granted an option to purchase on each of the Exercise Dates of such Offering Period at the applicable Purchase Price up to a number of the Company’s Ordinary Shares determined by dividing such Participant’s payroll deductions which have been accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price (or as described in Section 8 below with respect to automatic enrollees). Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option shall expire immediately after the final Exercise Date in the Offering Period.

8.    Exercise of Option.    Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on each of the successive Exercise Dates in the Offering Period. On such Exercise Date, the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Notwithstanding the preceding sentence, no shares will be purchased for an employee in an amount that would violate any provision of the Plan or Section 423 of the Code with respect to that individual, including without limitation the provisions of Section 3(b) of the Plan. The maximum number of shares that may be purchased by any participant on any purchase date is 10,000 shares. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Exercise Date or Offering Period. Any other cash left over in a Participant’s account after an Exercise Date (including after the last Exercise Date of an Offering Period) (“Excess Withholdings”) shall also be retained in the Participant’s account for the subsequent Exercise Date or Offering Period, unless Participant requests that such other cash be returned in whole or in part to the Participant as set out in Section 6(d), (above). Withdrawal of Excess Withholdings will not require or constitute a withdrawal from any Offering Period (as set forth in Section 10). During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her. Notwithstanding the above, as no payroll deductions will be made for automatic enrollees (until they have duly filed enrollment forms) each automatic enrollee who has not filed an enrollment form shall purchase with a lump-sum cash payment that number of whole Ordinary Shares at the Purchase Price that can be acquired with 15% of such enrollee’s Compensation calculated from the beginning of the initial Offering Period through the initial Exercise Date.

9.    Delivery.    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant, as appropriate, of a notification of the amount of shares purchased upon exercise of his or her option. The Company may elect to deliver share certificates to the Participant representing such purchase of shares or may record such purchase and ownership of shares by any other method that comports with applicable law.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company substantially in the form of Exhibit B to this Plan. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of any succeeding Offering Period unless the Participant delivers to the Company a new enrollment form within the time periods and in the form specified by the Company. A Participant may withdraw Excess Withholdings (as defined in Section 8) at any time without withdrawing from any ongoing Offering Period.

(b)  A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company, or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws provided such Participant delivers a new enrollment form.

(c )  Notwithstanding anything in the Plan to the contrary, during the time period from June 4, 2001 until no later than 5 pm June 27, 2001, local time (where participant is located), a Participant may make a single withdrawal from Participant’s account under the Plan in an amount that leaves in Participant’s account an amount equal to at least 1% of his or her total compensation for the pay periods during which Participant has been enrolled. This is a special one-time withdrawal, and is allowed now to enable Participants to study the implications of the plan and to modify their levels of participation accordingly. This withdrawal can be effected by filing with the local Plan administrator or payroll a physical, signed document with the Participant’s name and the amount (stated as a whole percentage of compensation) to be retained in the account under the Plan, and indicating the percentage of compensation (in whole percentages of up to 15%) at which payroll deductions are to be made with respect to pay periods ending after the date of the election. The Participant’s payroll deduction percentage will remain at that level until Participant files a revised enrollment form (substantially in the form of Exhibit A to the Plan).

11.    Termination of Employment.    Upon a Participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a Participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the Participant’s customary number of hours per week of employment during the period in which the Participant is subject to such payment in lieu of notice.

12.    Interest.    No interest shall accrue on the payroll deductions of a Participant in the Plan.

13.    Shares.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of the Company’s Ordinary Shares which shall be made available for sale under the Plan shall be one million (1,000,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Board shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)  The Participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c)  Shares to be delivered to a Participant under the Plan shall be registered only in either the name of the Participant or in the name of the Participant and his or her spouse (or in a revocable trust established for estate planning purposes for such Participant or for such Participant and his or her spouse).

14.    Administration.    The Plan shall be administered by the Board or, to the extent permissible by law, a committee of Board members appointed by the Board. The Board shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, including the power to delegate this authority to any subcommittee of the board established to administer the Plan. Every finding, decision and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all parties.

15.    Designation of Beneficiary.

(a)  A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, an executed spousal consent form shall be required for such designation to be effective.

(b)  Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    Transferability.    Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 10.

17.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.    Reports.    Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)  Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Exercise Date (pursuant to Section 7) and the price per share and number of Ordinary Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Ordinary Shares resulting from a share split, reverse share split, share dividend, bonus shares, recapitalization, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of Ordinary Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an option.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

(c) Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date and following the procedures set out in Section 19(b), above.

20.    Amendment or Termination.

(a)  The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, however, no such termination shall affect options previously granted, except that the Board may terminate an Offering Period on any date if it determines that such termination is in the best interests of the Company and its shareholders. Except as provided in Section 19 and Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.

(b)  Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods, revise the Exercise Dates, limit the permitted frequency and number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and accounting and crediting procedures to ensure that amounts applied toward the purchase of Ordinary Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable and which are consistent with the Plan.

(c)  In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion, modify or amend the Plan to reduce or eliminate such accounting consequences, including, but not limited to:

(i)  altering the Purchase Price applicable during any Offering Period including an Offering Period underway at the time of the change in Purchase Price; and

(ii)  shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action.

Any such modifications or amendments under this Section 20 shall not require shareholder approval or the consent of any Plan Participants unless otherwise required under Section 423 of the Code or any other applicable law, regulation or stock exchange rule.

The Board may from time to time designate a Subsidiary as a Designated Subsidiary wherein Employees of the Designated Subsidiary will participate in this Plan. However, if application of the Plan to any Designated Subsidiary operates to compromise or violate the equal rights and privileges requirement under Section 423, due to operation or requirements of governing law in the jurisdiction of such Subsidiary or any other reason, then that Designated Subsidiary will automatically be removed from the Plan and any Employees of such Subsidiary will be terminated from the Plan.

21.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Israeli Securities Law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national market system upon which the shares may then be listed.

As a condition to the exercise of an option, the Company may require the person exercising such option to make such representations and warranties at the time of any such exercise that the Company determines are required under any applicable law including, but not limited to, that the shares are being purchased only for investment and without any present intention to sell or distribute such shares.

23.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.

24.    General Provisions.

(a)  Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any affiliate of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any affiliate of the Company employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

(b)  With respect to any Participant who is an employee of Verisity Design, Inc., the provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflict-of-laws rules. With respect to all other Participants, the provisions of the Plan shall be governed by the laws of the State of Israel without resort to that state’s conflict-of-law’s rules. NOTWITHSTANDING ANYTHING ABOVE TO THE CONTRARY, THE PARTIES ACKNOWLEDGE AND AGREE THAT THE RELATIONSHIP OF ALL PARTICIPANTS AS SHAREHOLDERS OF THE COMPANY, INCLUDING WITHOUT LIMITATION ALL OF THEIR RIGHTS AND DUTIES ARISING UNDER THE COMPANY’S ARTICLES OF ASSOCIATION, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ISRAEL, AND EACH SUCH PARTICIPANT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF ISRAEL LOCATED IN TEL AVIV, IN RESPECT OF ANY DISPUTE OR MATTER ARISING OUT OF OR CONNECTED WITH SUCH RELATIONSHIP AND THE ARTICLES.

EXHIBIT A

VERISITY LTD.

2000 EMPLOYEE SHARE PURCHASE PLAN

ENROLLMENT FORM

_________ Original Application	Enrollment Date:________

_________ Change in Payroll Deduction Rate	Dated: _____________

_________ Change of Beneficiary(ies)

1.    I,             , hereby elect to participate in the Verisity Ltd. 2000 Employee Share Purchase Plan (the “Employee Share Purchase Plan”) and subscribe to purchase shares of the Company’s Ordinary Shares in accordance with this Enrollment Form and the Employee Share Purchase Plan.

2.    I hereby authorize payroll deductions from each paycheck in the amount of ______% of my Compensation on each payday (from 1 to 15%) during the Offering Period in accordance with the Employee Share Purchase Plan. (Please note that no fractional percentages are permitted.)

3.    I understand that said payroll deductions shall be accumulated for the purchase of Ordinary Shares at the applicable Purchase Price determined in accordance with the Employee Share Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option on each Exercise Date during the Offering Period.

4.    I have received a copy of the complete Employee Share Purchase Plan. I understand that my participation in the Employee Share Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Share Purchase Plan.

5.    Shares purchased for me under the Employee Share Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only): ____________________________________________________.

6.    I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date or within one year of the

Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Ordinary Shares. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Ordinary Shares by me. If I dispose of such shares at any time after the expiration of the holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.    I hereby agree to be bound by the terms of the Employee Share Purchase Plan. The effectiveness of this Enrollment Form is dependent upon my eligibility to participate in the Employee Share Purchase Plan.

8.    In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Share Purchase Plan.

Name (Please print):

___________________________________________
(First) (Middle) (Last)

___________________________________________
Relationship

___________________________________________
(Address)

I UNDERSTAND THAT THIS ENROLLMENT FORM SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

_____________________________________________	_________________________________________
Signature of Employee	Spouse’s Signature (If beneficiary other than spouse)

Employee’s Social Security or Tax ID
Number:______________________________________

Employee’s Address:

_____________________________________________

_____________________________________________

EXHIBIT B

VERISITY LTD.

2000 EMPLOYEE SHARE PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the Verisity Ltd. 2000 Employee Share Purchase Plan which began on ______, ________ (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Enrollment Form.

Name (Please print):

______________________________________________
(First) (Middle) (Last)

______________________________________________
(Address)

Signature:

______________________________________________

Date: